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Exhibit 23

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 033-55063, 333-03435, 333-86477, 333-80769, 333-39103, 333-121791, 033-59769, 333-105003, 333-25027, 333-30905, 333-39899, 333-151976 and 333-175224) and Form S-8 (File Nos. 333-32420, 033-51887, 033-61847, 333-155445 and 333-155446) of Protective Life Corporation and its subsidiaries of our report dated February 28, 2012 except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the adoption of the accounting standard relating to accounting for costs associated with acquiring or renewing insurance contracts and changes in the presentation of segment information discussed in Note 5 and Note 22, as to which the date is May 14, 2012, relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

/S/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Birmingham, Alabama
May 14, 2012

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Exhibit 23
Consent of Independent Registered Public Accounting Firm